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                                                                   EXHIBIT 23.1




                        CONSENT OF INDEPENDENT AUDITORS


We consent to the use in this Registration Statement of Bingham Financial Services Corporation on Form S-4 of our report dated December 22, 1999, on the consolidated financial statements of Bingham Financial Services Corporation for the year ended September 30, 1999, appearing in this Registration Statement. We also consent to the use of our name as it appears under the caption "Experts."









PLANTE & MORAN, LLP
Southfield, Michigan
May 31, 2000